UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIMINI CAPITAL MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As reported in our Form 8-K current report dated June 15, 2011, Bimini Capital Management, Inc. (the “Company”) held its Annual Stockholders’ Meeting on June 14, 2011, in Vero Beach, Florida for the purpose of: (i) electing one Class II director to serve on Bimini’s board of directors until the 2014 Annual Meeting of Stockholders; (ii) approving the 2011 Long Term Incentive Compensation Plan (“2011 Plan”); and (iii) ratifying the selection of BDO Seidman, LLP as Bimini’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Proposal 1 with respect to the election of Robert E. Cauley to the Board of Directors and Proposal 3 with respect to the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 were both approved by the shareholders.

Proposal 2 with respect to the 2011 Long Term Incentive Compensation Plan (the “2011 Plan”) requires the approval of a majority of the votes cast at the meeting provides a quorum is present.  As a result, abstentions and broker non-votes have the same effect as votes against such proposal.  At the time of the meeting, approximately 40% of the total number of shares voted at the meeting had been cast in favor of the proposal, with a substantial number of broker non-votes and other shares not represented in the voting.  Due to the significant number of broker non-votes, shareholders present at the meeting approved a motion presented by management to adjourn and reconvene the meeting to allow additional time to solicit proxies from shareholders.

The Company’s annual meeting is adjourned until 4 p.m., local time, on July 12, 2011 at the Company’s offices at 3305 Flamingo Drive, Vero Beach, Florida 32963.  Shareholders who have not voted on Proposal 2 with respect to the 2011 Plan are encouraged to do so promptly.  For shareholders who have voted on this proposal, no additional action is required.  Proxies may be submitted or revoked at any time prior to the adjourned meeting on July 12, 2011.

Stockholders are urged to read the proxy statement, which contains important information that should be read carefully before any decision is made with respect to this proposal. The Company filed the proxy statement with the Securities and Exchange Commission (“SEC”) on April 29, 2011 and disseminated the proxy statement to its stockholders on or about May 5, 2011. Stockholders may obtain a free copy of the proxy statement and other documents filed by the Company with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement and other documents may also be obtained free of charge by contacting the Company at 3305 Flamingo Drive, Vero Beach, Florida 32963 or by telephone at (772) 231-1400.